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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 19, 2003

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                         NATURAL RESOURCE PARTNERS L.P.
             (Exact name of registrant as specified in its charter)

                DELAWARE                      001-31465           35-2164875
      (State or other jurisdiction        (Commission File     (I.R.S. Employer
   of incorporation or organization)           Number)       Identification No.)

       601 JEFFERSON, SUITE 3600
             HOUSTON, TEXAS                                         77002
(Address of principal executive offices)                          (Zip code)


       Registrant's telephone number, including area code: (713) 751-7507

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ITEM 5. OTHER EVENTS.

On September 19, 2003, NRP (Operating) LLC, of which Natural Resource Partners L.P. (NYSE: NRP) is the sole member, issued an additional $50 million of senior unsecured notes in a private placement. These senior notes are in addition to the $125 million of senior notes that NRP Operating issued to the same investors on June 19, 2003. Proceeds from the senior notes will be used to repay borrowings under NRP Operating's existing credit facility.

The $50 million in senior notes issued include:

     o $10 million of 5.55% senior notes due 2023, with a 10-year average life

     o $30 million of 4.91% senior notes due 2018, with a 7.5 year average life

     o    $10 million of 5.55% senior notes due 2013.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.                 Description

99.1                        Press release dated September 22, 2003

ITEM 9. REGULATION FD.

                  In accordance with General Instruction B.2 of Form 8-K, the following information will not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

         Natural Resource Partners L.P. will participate in a panel discussion at the Coal Marketing Days Conference sponsored by Platts Coal Outlook in Pittsburg on Tuesday, September 23, 2003, at 11:15 am EDT. Nick Carter, NRP's President and Chief Operating Officer, will participate in the panel discussion regarding the financing of the coal industry. Copies of NRP's slideshow are available on the partnership's website, www.nrplp.com. NRP does not undertake to update the information as posted on its website.


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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      NATURAL RESOURCE PARTNERS L.P.
                                      (Registrant)

                                      By: NRP (GP) LP
                                          its General Partner

                                      By: GP Natural Resource Partners LLC
                                          its General Partner

                                          /s/ Wyatt L. Hogan
                                          --------------------------------------
                                          Wyatt L. Hogan
                                          Vice President and General Counsel

         Dated: September 22, 2003



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                                  EXHIBIT INDEX

Exhibit No.             Description

99.1                    Press release dated September 22, 2003